Exhibit 32

Certification Under Section 906 of the Sarbanes–Oxley Act of 2002/SEC Rule 13a-14(b)

Paul R. Hays and Keith A. Butler hereby certify that:

1.	They are the Chief Executive Officer and Chief Financial Officer, respectively, of Synbiotics Corporation.

2.	The Form 10-Q report of Synbiotics Corporation that this certification accompanies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

3.	The information contained in the Form 10-Q report of Synbiotics Corporation that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of Synbiotics Corporation.

Dated: August 15, 2005

/s/ PAUL R. HAYS
Paul R. Hays

/s/ KEITH A. BUTLER
Keith A. Butler